                                                                 Exhibit 4.3

                           -------------------------



                         REGISTRATION RIGHTS AGREEMENT



                           DATED AS OF JUNE 22, 1995


                                     AMONG


                             TERRA INDUSTRIES INC.

                                      AND

                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

                                      AND

                           CITICORP SECURITIES, INC.

                           -------------------------

                         REGISTRATION RIGHTS AGREEMENT


    This Registration Rights Agreement (the "Agreement") is made and entered into this 22nd day of June, 1995, among Terra Industries Inc., a Maryland corporation (the "Company"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citicorp Securities, Inc. (collectively, the "Initial Purchasers").

    This Agreement is made pursuant to the Purchase Agreement, dated June 15, 1995, among the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $200 million principal amount of the Company's 10 1/2% Senior Notes due 2005, Series A (the "Securities"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agree ment. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

    In consideration of the foregoing, the parties hereto agree as follows:

    1.   Definitions.

    As used in this Agreement, the following capitalized defined terms shall have the following meanings:

    "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

    "1934 Act" shall mean the Securities Exchange Act of l934, as amended from time to time.

    "Closing Date" shall mean the Closing Time as defined in the Purchase Agreement.

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    "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

    "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company, provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

    "Exchange Offer" shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2.1 hereof.

    "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

    "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

    "Exchange Period" shall have the meaning set forth in Section 2.1 hereof.

    "Exchange Securities" shall mean the 10 1/2% Senior Notes due 2005,
Series B issued by the Company under the Indenture containing terms identical to the Securities in all material respects (except for references to series, certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

    "Holder" shall mean an Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees for so long as such Person is a registered owner of Registrable Securities under the Indenture.

    "Indenture" shall mean the Indenture relating to the Securities, dated as of June 22, 1995, between the Company and First Trust National Association, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

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    "Initial Purchaser" or "Initial Purchasers" shall have the meaning set forth in the preamble.

    "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company, any other obli gor on the Securities or any affiliate of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

    "Participating Broker-Dealer" shall mean Merrill Lynch, Pierce, Fenner
& Smith Incorporated, Citicorp Securities, Inc. and any other broker-dealer which makes a market in the Securities with the prior written consent of the Company and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.

    "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

    "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

    "Purchase Agreement" shall have the meaning set forth in the preamble.

    "Registrable Securities" shall mean the Securities; provided, however, that Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities have been sold to the public pursuant to Rule

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

    l44(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Securities shall have ceased to be outstanding or (iv) such Securities have been exchanged for Exchange Securities upon the consummation of the Exchange Offer (except in the case of Securities purchased from the Company and continued to be held by the Initial Purchasers).

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the customary fees and expenses of any "qualified independent underwriter" (and its counsel) in connection with any such entity's performing the duties of a "qualified independent underwriter" that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing of any of the Registrable Securities on any securities exchange or exchanges if and to the extent required under this Agreement, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and disbursements of Fried, Frank, Harris, Shriver & Jacobson, special counsel representing the Holders of Registrable Securities or the Initial Purchasers if and to the extent necessary under this Agreement and (ix) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable
    Securities by a Holder.

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

         "Registration Statement" shall mean any registration statement of the Company which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "SEC" shall mean the Securities and Exchange Commission.

         "Shelf Registration" shall mean a registration effected pursuant to
    Section 2.2 hereof.

         "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2.2 of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

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

    2.   Registration Under the 1933 Act.

    2.1 Exchange Offer. The Company shall (A) use its best efforts to prepare and, not later than 30 days following the Closing Date, file with the SEC an Exchange Offer Registration Statement with respect to the proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities, a like principal amount of Exchange Securities, (B) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 90 days of the Closing Date, (C) use its best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) use its best efforts to cause the Exchange Offer to be consummated not later than 120 days following the Closing Date. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act and is not a broker-dealer tendering Registrable Securities acquired directly from the Company for its own account, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

    In connection with the Exchange Offer, the Company shall:

         (a) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

         (b) keep the Exchange Offer open for acceptance for a period of not less than 30 calendar days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

         (c) utilize the services of the Depositary for the Exchange Offer;

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         (d) permit Holders to withdraw tendered Registrable Securities at any time prior to 5:00 p.m. (Eastern Standard Time), on the last business day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing his election to have such Securities exchanged;

         (e) notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

         (f) otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.

    As soon as practicable after the close of the Exchange Offer, the Company shall:

                (i) accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the related letter of transmittal;

               (ii) deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

              (iii) cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

         Interest on each Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of original issuance. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable

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law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Securities in accordance with the Exchange Offer, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities, is not an affiliate of the Company nor a broker-dealer tendering Securities acquired directly from the Company for its own account and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available, (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange
Offer which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer and (v) that there shall not have been adopted or enacted any law, statute, rule or regulation which, in the Company's judgment, would reasonably be expected to materially impair the ability of the Company to proceed with the Exchange Offer. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

         2.2 Shelf Registration. (i) If, because of any change in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason the Exchange Offer Registration Statement is not consummated within 120 days of the date hereof,
(iii) upon the request of the Initial Purchasers before 60 days after the consummation of the Exchange Offer, or on such later date as may be mutually agreed upon by the Company and the Initial Purchasers, with respect to the Registrable Securities held by them on or before consummation of the Exchange Offer which constitute a portion of the Registrable Securities originally purchased from the Company (and not Registrable Securities subsequently acquired by the Initial Purchasers as Participating Broker-Dealers in connection with market making activities), or (iv) if a Holder is not permitted to participate in the Exchange Offer or would not receive fully tradable Exchange Securities pursuant to the Exchange Offer if it were to participate in the Exchange Offer and so notifies the Company within 45 days following the consummation of the Exchange Offer (and providing a

                                       8
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reasonable basis for its conclusions), the Company shall, at its cost:


              (a) Use its best efforts to prepare, and as promptly as practicable, file with the SEC, and thereafter shall use its best efforts to cause to be declared effective as promptly as practicable, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders and set forth in such Shelf Registration Statement.

              (b) Use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by Holders for a period of three years from the date the Shelf Registration Statement is declared effective by the SEC (or one year from the date the Shelf Registration Statement is declared effective if such Shelf Registration Statement is filed upon the request of the Initial Purchasers pursuant to clause (iii) above), or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Securities.

              (c) Notwithstanding any other provisions hereof, use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933
         Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

    The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the

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Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

    2.3 Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2. With respect to Registration Expenses described in clause (viii) of the definition of Registration Expenses, the Company shall not be obligated to make any payments in connection with the registration pursuant to Section 2.1 and shall pay no more than forty-five thousand dollars ($45,000.00) plus reasonable disbursements in connection with the registration pursuant to Section 2.2. Other than Registration Expenses, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

    2.4 Effectiveness. (a) The Company will be deemed not to have used its best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would directly result in any such Registration Statement not being declared effective or in the holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless such action is required by applicable law.

    (b) An Exchange Offer Registration Statement pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is prohibited by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

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         3.   Registration Procedures.

         In connection with the obligations of the Company with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Company shall use its best efforts to:

         (a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders entitled hereunder to the benefits thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

         (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act and comply with the provisions of the 1933 Act applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

         (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders; (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) hereby consent to the use (in compliance with applicable law) of the Prospectus or any amendment or supplement

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thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

    (d) use its best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder in accordance with such Registration Statement; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

    (e) notify promptly each Holder of Registrable Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Company that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when any such Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to any such Registration Statement and related Prospectus or for additional information after any such Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of any such Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of any such Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects,
(v) in the case of a Shelf Registration, of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material

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respect or which requires the making of any changes in such Registration
Statement or Prospectus in order to make the statements therein not misleading and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

    (f) (A) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" which section shall be reasonably acceptable to the Initial Purchasers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchasers and its counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

         "If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received

                                       13
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         in respect of such Registrable Securities pursuant to the Exchange
         Offer;" and

(y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act;

         (B) in the case of any Exchange Offer Registration Statement, the Company agrees to deliver to the Initial Purchasers on behalf of the Participating Broker-Dealers upon the effectiveness of the Exchange Offer Registration Statement (i) an opinion of counsel substantially in the form attached hereto as Exhibit A, (ii) an officers' certificate substantially in the form customarily delivered in a public offering of debt securities and (iii) a comfort letter in customary form if permitted by Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants; and

         (C) notwithstanding anything else contained in this Agreement, the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Sections 3(b) or 3(k), for a period exceeding 180 days after the end of the Exchange Period and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 3;

    (g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Securities identified to the Company copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

    (h) use its reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

    (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities covered thereby, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment

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

thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

    (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Registrable Securities;

    (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(e)(v) hereof, use its best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

    (l) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

    (m) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939 (the "TIA") in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

   (n) in the case of a Shelf Registration, enter into customary agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                (i) to the extent possible, make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

               (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of similar securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

              (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

               (iv) if requested, enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

                (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said
         Section including, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

               (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any.

The above shall be done, to the extent customary, at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and
(ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

   (o) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Securities and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement;

   (p) (i) in the case of an Exchange Offer Registration Statement, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers and make such changes in any such document prior to the filing thereof as the Initial Purchasers may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Initial Purchasers on behalf of the Holders of Registrable Securities shall reasonably object, and make the representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; and

          (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus or documents incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Holders of Registrable Securities, to the Initial Purchasers, to counsel on behalf of the Holders identified to the Company and to the underwriter or underwriters of any then contemplated underwritten offering of Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters reasonably request and except as otherwise required by applicable law, not file any such document in a form to which the Majority Holders or the Initial Purchasers on behalf of the Holders of Registrable Securities or any underwriter may reasonably object and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders, or any underwriter;

   (q) in the case of a Shelf Registration, use its best efforts to cause all Registrable Securities to be listed on any securities exchange on which 10 1/2% Senior Notes due 2005, Series B of the Company are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

   (r) in the case of a Shelf Registration, use its best efforts to cause the Registrable Securities to be rated by the appropriate rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, if such Registrable Securities have not theretofore been rated;

   (s) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act, including pursuant to Rule 158 thereunder;

   (t) cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any reasonable due diligence investigation by any underwriter and its counsel (including any "qualified in-dependent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

   (u) upon consummation of an Exchange Offer, obtain a customary opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer, including that
(i) the Company has duly authorized, executed and delivered the Exchange Securities and the related indenture, and (ii) each of the Exchange Securities and related indenture constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms (with customary exceptions).

   In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing. The Company may exclude from such registration the Registrable Securities of any seller or Participating Broker-Dealer who fails to furnish such information within a reasonable time after receiving such written request. Each seller or Participating Broker-Dealer as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller or Participating Broker-Dealer, as the case may be, not materially misleading.

   In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof, the Company shall be deemed to have used its best efforts to keep the Shelf Registration

Statement effective during such period of suspension provided that the Company shall use its best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions; provided that such period shall not extend beyond three years.

   If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering; provided that such underwriters are acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes, executes and delivers to the Company and any underwriter all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         4.   Indemnification; Contribution.
              -----------------------------

    (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an "Underwriter") and each Person, if any, who controls any Holder or Underwriter within the meaning of
Section 15 of the 1933 Act as follows:

       (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

      (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

      (iii) against any and all expenses whatsoever, as incurred (including fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph
    (i) or (ii) above;

provided, however, that (a) the Company's obligations under this Section 4 shall not apply to any loss, claim, damage, liability or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers, any Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) and (b) such indemnity with respect to any preliminary Prospectus or Prospectus shall not inure to the benefit of any Person (or any person controlling such Person) from whom the person asserting any such loss, claim, damage, or liability purchased the Registrable Securities which are the subject thereof if such person did not receive a copy of the final Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Registrable Securities to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in such preliminary Prospectus or Prospectus was corrected in the final Prospectus (or the Prospectus as amended or supplemented).

         (b) Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the Initial Purchasers, each Underwriter and the other selling Holders, and each of their respective directors and officers (including each officer of the Company who signed the Registration Statement), and each Person, if any, who controls the Company, the Initial Purchasers, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

         (c) Each indemnified party shall give prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably satisfactory to the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party and representation of the indemnified parties and indemnifying parties would be inappropriate in the reasonable judgment of the indemnified parties. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (which, in the case of the Initial Purchasers, and their controlling persons, shall be designated in writing by the Initial Purchasers) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall not be liable for any action settled by any indemnified party without its written consent.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 4 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Holders and the Initial Purchasers shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Holders; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. As between the Company, the Holders and the Initial Purchasers, the Company, the applicable Holders and the Initial Purchasers shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportions as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, the Holders on another hand and the Initial Purchasers on another hand, from the offering of the Securities or the Exchange Securities included in such offering as well as any other relevant equitable considerations. The relative benefits received by the Company from the offering of the Securities, the Exchange Securities or Registrable Securities shall be deemed to include the proceeds received by the Company in connection with the offering of the Registrable Securities pursuant to the Purchase Agreement. The Company, the Holders and the Initial Purchasers of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the relevant equitable considerations. For purposes of this Section 4, each Person, if any, who controls the Initial Purchasers or a Holder within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Initial Purchasers or such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company, as the case may be. The parties hereto agree that any underwriting discount or commission or reimbursement of fees paid to the Initial Purchasers pursuant to the Purchase Agreement shall not be deemed to be a benefit received by the Initial Purchasers in connection with the offering of the Exchange Securities or Registrable Securities included in such offering. No person shall be liable for any action settled without its written consent.

         5.   Miscellaneous.

         5.1 Rule 144 and Rule 144A. During any period the Securities or Registrable Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act and the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company will upon the request of any Holder (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser of such Securities or Registrable Securities who such Holder informs the Company such Holder reasonably believes is a "Qualified Institutional Buyer" within the meaning of Rule 144A under the 1933 Act in order to permit compliance by such Holder with 144A under the 1933 Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. During such period, upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         5.2 No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

         5.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.

   5.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery
(a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company, initially at the Company's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

   All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

   Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

   5.5 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or applicable law. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

   5.6 Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

   5.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

   5.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

   5.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

    5.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       TERRA INDUSTRIES INC.


                                       By:    /s/ Francis G. Meyer
                                           ------------------------------------
                                           Name: Francis G. Meyer
                                           Title:  Vice President and
                                             Chief Financial Officer

Confirmed and accepted as
  of the date first above
  written:



MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

CITICORP SECURITIES, INC.


BY:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


By:   /s/ Michael F. Senft
    -----------------------------------------------
       Name:  Michael F. Senft
       Title:  Managing Director

                                                                       Exhibit A
                                                                       ---------


                           FORM OF OPINION OF COUNSEL
                           --------------------------


         1. The Exchange Offer Registration Statement and the Prospectus (other than the financial statements, notes or schedules thereto and other financial data and supplemental schedules included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations promulgated under the 1933 Act.

         2. In the course of such counsel's review and discussion of the contents of the Exchange Offer Registration Statement and the Prospectus, including documents incorporated by reference therein, with certain officers and employees of the Company and its independent accountants, but without independent check or verification, no facts have come to such counsel's attention which cause such counsel to believe that the Exchange Offer Registration Statement, including documents incorporated by reference therein (other than the financial statements, notes and schedules thereto and other financial information contained or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need express no belief), at the time the Exchange Offer Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Prospectus (other than the financial statements, notes and schedules thereto and other financial information contained therein, as to which such counsel need express no belief) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                                       1